Exhibit 10.3

September 15, 2007

Passport Restaurants, Inc.
804 Pier View Way
Oceanside, CA 92054
Attn: Steve Carbone, Chief Financial Officer

Dear Steve:

Reference is hereby made to the Securities Purchase Agreement (the “Agreement”) dated as of March 23, 2007 between Passport Restaurants, Inc. (the “Company”), CAMOFI Master LDC (“CAMOFI”) and CAMHZN Master LDC (“CAMHZN”). CAMOFI and CAMHZN shall collectively be referred to as the “Purchasers”. Each of the Company and the Purchasers wish to amend the terms of the Agreement as follows:

1.	Section 4.14 is hereby deleted in its entirety and replaced with the following new Section 4.14:

“Section 4.14. Issuance of Additional Shares/Warrants upon Qualified Equity Offering. Upon the closing of the first Qualified Equity Offering consummated after the date hereof, the Purchasers shall be issued shares of Common Stock and/or warrants (the split of such shares of Common Stock and warrants to be determined by the Purchasers in their sole discretion, provided, however, that the Purchasers agree that collectively, the number of shares of Common Stock issued shall not exceed 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance) such that after taking into account the shares of Common Stock or Common Stock Equivalents issued in connection with the Qualified Equity Offering (plus any additional shares of Common Stock or Common Stock Equivalents issued subsequent to the date hereof) the Purchasers in the aggregate (assuming the Purchasers continue to own all of the Warrants issued pursuant to this Agreement) will own 15% of the Common Stock of the Company on a fully diluted basis (assuming the conversion of all convertible notes and the exercise of all options and warrants). Such shares of Common Stock and/or warrants shall be issued to the Purchasers pro rata based upon the aggregate principal amount of such Purchaser’s Note outstanding immediately prior to the consummation of the Qualified Equity Offering.”

If this letter is accordance with your understanding, please sign your name in the space provided below.

Very truly yours,

CAMOFI MASTER LDC
CAMHZN MASTER LDC

By:
Name: Title:

ACCEPTED AND AGREED TO:

Passport Restaurants, Inc.

By:
Name: Title: